EXHIBIT 10.20

GLOBAL SECURITIES PURCHASE AGREEMENT

This Global Securities Purchase Agreement (this “Agreement”) is dated as of August 14, 2012, by and among SearchCore, Inc., a Nevada corporation (“SearchCore” or the “Company”), WeedMaps Media, Inc., a Nevada corporation (“WeedMaps”), and Keith Hoerling, an individual (“Hoerling” or the “Selling Party”). The Company, WeedMaps, and the Selling Party shall each be referred to herein as a “Party” and collectively as the “Parties.”

W I T N E S S E T H

WHEREAS, the Parties have previously entered into various agreements whereby the Selling Party was issued shares of the Company’s common stock, issued promissory notes, and employed by the Company;

WHEREAS, the Parties mutually desire to terminate some of the various existing relationships involving the Parties by executing a Cancellation Agreement of even date herewith, and enter into a new relationship, all as set forth in this Agreement;

NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, the sufficiency and receipt of which is hereby acknowledged, it is agreed by and between the Parties hereto as follows:

ARTICLE 1
SECURITIES PURCHASE

1.1           Stock Ownership. The Selling Party represents that he is the beneficial and record owner of Eleven Million Two Hundred Thousand (11,200,000) shares of common stock of the Company (the “Shares”).

1.2           Securities Purchase. Pursuant to the terms and conditions set forth herein, on the Closing Date, the Selling Party will sell to the Company, and the Company will purchase from the Selling Party, the Shares.

1.3           Purchase Price for Shares. As consideration for the purchase of the Shares, the Company shall pay to the Selling Party the following:

A.           the Company shall issue a secured promissory note to the Selling Party in the original principal amount of One Million Six Hundred Twenty Five Thousand Dollars ($1,625,000) (the “New Promissory Note”), a copy of which is attached hereto as Exhibit A. A copy of the Pledge and Security Agreement applicable to the New Promissory Note is attached hereto as Exhibit B (the “Security Agreement”).

B.           in addition to the issuance of the New Promissory Note, the Company shall pay the Selling Party up to a maximum of One Million Six Hundred and Twenty Five Thousand Dollars ($1,625,000), to be paid in monthly payments beginning September 15, 2012, and ending August 15, 2016, based on the gross revenue of SearchCore, calculated in accordance with Generally Accepted Accounting Principles, in the immediately preceding calendar month as follows:

i.	If the gross revenues of SearchCore are equal to or less than Six Hundred Thousand Dollars ($600,000) in a particular month, the Company shall pay the Selling Party zero Dollars ($0);

ii.	If the gross revenues of SearchCore are greater than $600,000 and equal to or less than $800,000, the Company shall the Selling Party $8,745;

iii.	If the gross revenues of SearchCore are greater than $800,000 and equal to or less than $1,000,000, the Company shall pay the Selling Party $21,653;

iv.	If the gross revenues of SearchCore are greater than $1,000,000 and equal to or less than $1,200,000, the Company shall pay the Selling Party $27,067;

v.	If the gross revenues of SearchCore are greater than $1,200,000 and equal to or less than $1,600,000, the Company shall the Selling Party $33,834;

vi.	If the gross revenues of SearchCore are greater than $1,600,000 and equal to or less than $1,800,000, the Company shall pay the Selling Party $40,600;

vii.	If the gross revenues of SearchCore are greater than $1,800,000 and equal to or less than $2,000,000, the Company shall pay the Selling Party $48,720;

viii.	If the gross revenues of SearchCore are greater than $2,000,000, the Company shall pay the Selling Party $87,450.

C.           in the event the Company completes a private or public sale of its equity securities resulting in net proceeds to the Company of at least One Million Dollars ($1,000,000), the Company agrees to use at least Seventy Percent (70%) of the proceeds from said capital raise to pay down the New Promissory Note (along with those obligations set forth in Section 1.3(B)). The decision as to how the proceeds will be applied shall be at the sole discretion of the Company.

The consideration set forth in this Section 1.3 shall be referred to as the “Purchase Price.”

1.4           Securities Representations and Covenants of the Selling Party. The Selling Party hereby represents and warrants that:

A.           The Selling Party has title in and to the Shares free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind and nature whatsoever, except any set forth in the Company’s corporate documents.

B.           The Selling Party shall transfer title in and to the Shares to the Company free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind and nature whatsoever, whether direct or indirect or contingent.

C.           The Selling Party makes no guarantee as to the resaleability of the Shares including, but not limited to, any resale restrictions placed on the Shares by the Company or any of its agents or regulatory bodies.

1.5           Non-Compete.

A.           The Selling Party covenants and agrees that for a period of twenty two (22) months following the Closing Date, the Selling Party shall not individually or through any other Person or Affiliate of the Selling Party, in any location throughout the United States of America, engage directly or indirectly in the cannabis online advertising industry (the “Competitive Business”), whether such engagement be as an employer, officer, director, owner, investor, employee, partner, consultant or other participant in any Competitive Business.

B.           For purposes of this Section 1.5, “Person” shall mean a corporation, partnership, trust, limited liability company, association, or other business entity or an individual. “Affiliate” shall mean another Person controlled by, controlling, or under common control with the Person. The Parties acknowledge and agree that, given the nature of their respective businesses, the restrictions set forth in this Section 1.5 are necessary and reasonable in terms of the activities restricted, as well as the geographic and temporal scope of such restrictions. The Parties further acknowledge and agree that if any of the provisions of this Section 1.5 shall ever be deemed to exceed the time, activity, geographic, or other limitations permitted by applicable law, then such provisions shall be and hereby are reformed to the maximum time, activity, geographic, or other limitations permitted by applicable law.

ARTICLE 2
CANCELLATIONS

2.1           Effective at the Closing, the Selling Party shall enter into a Cancellation Agreement with the Company (the “Cancellation Agreement”), a copy of which is attached hereto as Exhibit C.

ARTICLE 3
EMPLOYMENT AGREEMENT

3.1           The Selling Party is party to an employment agreement with the Company dated November 19, 2010 (the “Employment Agreement”), which shall remain in full forced and effect.

ARTICLE 4
RELEASE AND WAIVER

4.1           Company Release. Except for the rights and obligations created under this Agreement and obligations created under the agreements executed of even date herewith in contemplation of the transactions herein, effective at the Closing, the Selling Party, and all of his past, present and future predecessors, successors, spouses, heirs, employees, attorneys and agents hereby release and forever discharge WeedMaps and the Company, and any entity or company that they have an ownership interest in as of the date of this Agreement, and each of their predecessors, successors, past and present partners, parents, subsidiaries, divisions, employees, affiliates, assigns, officers, directors, shareholders, members, owners, attorneys, spouses, heirs, agents, accountants and agents, from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action of every nature, character and description, whether known or unknown, asserted or unasserted, fixed or contingent, which the Selling Party now owns or holds, or may ever own or hold, arising out of or relating to (a) Selling Party’s ownership of the Shares, (b) or any other relationship between the Selling Party and the Company (other than employment claims), or the claims that could have been asserted therein, from the beginning of time to the date of this Agreement (collectively, the “Released Claims”).

4.2           Waiver. The Selling Party acknowledges that there is a risk that, subsequent to the execution of this Agreement, he may incur, suffer or sustain injury, loss, damage, costs, attorneys' fees, expenses or any of these, which are in some way caused by or connected with the Released Claims, the Selling Party association or ownership in other companies, or which are unknown and unanticipated at the time this Agreement is executed, or which are not presently capable of being ascertained. The Selling Party further acknowledges that there is a risk that such damages as are presently known may hereafter become more serious than any of them now expects or anticipates. Nevertheless, the Selling Party acknowledges that this Agreement has been negotiated and agreed upon in light of that realization and the Selling Party hereby expressly waives all rights he may have in such unsuspected claims. In so doing, the Selling Party has had the benefit and advice of counsel and hereby knowingly and specifically waives his rights under California Civil Code section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

ARTICLE 5
CLOSING

5.1           Closing and Delivery of Documents.

A.           Closing. Upon the terms and subject to the conditions set forth herein, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely by the exchange of documents at the offices of the Company no later than the close of business (Pacific Time) on the date hereof, by the exchange of documents and instruments by mail, courier, facsimile and wire transfer, or at such other place, date and time as the Parties may agree in writing (the “Closing Date”).

B.           Deliveries by the Selling Party. At the Closing, the Selling Party shall deliver to the Company the following:

(i)
the Shares, subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, executed or accompanied by a stock power, in the form attached hereto as Exhibit F, for valid transfer to the Company;

(ii)	the Cancellation Agreement;

(iii)	the New Promissory Note, executed to show his consent and approval;

(iv)	the Security Agreement; and

(v)	such other documents and agreements as reasonably requested by the Company.

C.           Deliveries by the Company. At the Closing, the Company shall deliver the following:

(i)	the Cancellation Agreement;

(ii)	the New Promissory Note;

(iii)	the Security Agreement; and

(iv)	such other documents and agreements as reasonably requested by the Selling Party.

ARTICLE 6
TERMINATION, AMENDMENT AND WAIVER

6.1           Termination. In the event the transactions contemplated in this Agreement are not closed, and the necessary documents to effectuate such transactions executed, on or before August 17, 2012, then this Agreement shall terminate on and as of that date. Any termination shall not affect in any manner any rights and remedies that any party to this Agreement may have at the time of termination. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned only by the mutual consent of all of the Parties.

6.2           Waiver and Amendment. The failure or delay of any Party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all Parties hereto.

ARTICLE 7
RECORDS AND ACCOUNTS

7.1           Records. The Company and WeedMaps shall keep or cause to be kept at its principle place of business all books of account and records, and all contracts for the business and operations of the Company and WeedMaps. Such books and records shall include, but shall not be limited to, any documents or records which evidence the gross revenues of SearchCore which relate to the payments to be made to the Selling Party in accordance with Section 1.3(B) hereof.

7.2           Accounting. The Company and Weedmaps shall appoint Michael Lodge (hereinafter referred to as the “Accountant”), for maintaining such records, such Accountant to provide to the Selling Party statements of all gross revenues of SearchCore on a monthly basis, whether or not a payment is owed to the Selling Party in accordance with Section 1.3(B) hereof.

7.3           Audit. The Selling Party shall have the right to examine, inspect, audit and make copies of the books and records of SearchCore pertaining to the financial matters relating to this Agreement, such inspection to take place at the Selling Party’s expense at SearchCore’s place of business during normal working hours upon one week written notice to Company and WeedMaps. The Selling Party shall not conduct such an inspection more than once annually.

ARTICLE 8
MISCELLANEOUS

8.1           Representations and Warranties of Selling Party. In addition to those set forth in Section 1.4 hereof, the Selling Party represents and warrants as of the date hereof and as of the Closing, as follows:

A.           Authority of Selling Party. The Selling Party has the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein. This Agreement, and all of the Exhibits attached hereto, constitutes the legal, valid and binding obligation of the Selling Party.

B.           Execution of Agreement. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) violate, conflict with, modify or cause any default under or acceleration of (or give any Party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law or any other restriction of any kind to which the Selling Party is a party or by which he or any of his properties are bound; (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription or restriction on any property or asset (whether real, personal, mixed, tangible or intangible), right, contract, agreement or business of the Selling Party; (c) violate any law, rule or regulation of any federal or state regulatory agency; or (d) permit any federal, provincial or state regulatory agency to impose any restrictions or limitations of any nature on the Selling Party or any of his respective actions.

8.2           Representations and Warranties of WeedMaps and the Company. WeedMaps and the Company, and each of them, collectively and individually, represent and warrant as of the date hereof and as of the Closing, as follows:

A.           Authority of WeedMaps and the Company. WeedMaps and the Company, and each of them, has the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein. This Agreement, and all of the Exhibits attached hereto, constitutes the legal, valid and binding obligation of WeedMaps and the Company.

B.           Corporate Existence and Authority of WeedMaps and the Company. WeedMaps and the Company are each corporations duly organized, validly existing and in good standing under the laws of their state of incorporation. Each has all requisite corporate power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. It is in good standing in each state, nation or other jurisdiction in each state, nation or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

C.           Execution of Agreement. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) violate, conflict with, modify or cause any default under or acceleration of (or give any Party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law or any other restriction of any kind to which WeedMaps or the Company is a party or by which it or any of its properties are bound; (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription or restriction on any property or asset (whether real, personal, mixed, tangible or intangible), right, contract, agreement or business of WeedMaps or the Company, other than the security interests created herein and in other documents entered into between the parties contemplated by the transactions herein; (c) violate any law, rule or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on WeedMaps or the Company or any of its actions.

8.3           Indemnification.

A.           Indemnity of the Selling Party. The Company agrees to indemnify, defend and hold the Selling Party harmless from and against any and all Losses (as hereinafter defined) arising out of or resulting from the breach by WeedMaps or the Company of any representation, warranty, covenant or agreement of WeedMaps or the Company contained in this Agreement or the schedules and exhibits hereto, or by the negligence, improper conduct or intentional acts or omissions of the Company, WeedMaps, or their agents, employees, servants or subcontractors. For purposes of Section 8.3, the term “Losses” shall mean all damages, costs and expenses (including reasonable attorneys’ fees) of every kind, nature or description, it being the intent of the Parties that the amount of any such Loss shall be the amount necessary to restore the indemnified party to the position it would have been in (economically or otherwise), including any costs or expenses incident to such restoration, had the breach, event, occurrence or condition occasioning such Loss never occurred. Notwithstanding the foregoing provisions of this section, no claim for indemnification shall be made by the Selling Party under this Section unless and until the aggregate amount of all Losses of the Selling Party in respect thereof shall exceed $25,000. The Company’s and WeedMaps’ liability under this Section shall not exceed the value of the Purchase Price.

B.           Indemnity of WeedMaps and the Company. The Selling Party hereby agrees to indemnify, defend and hold WeedMaps and the Company harmless from and against any and all Losses arising out of or resulting from the breach by the Selling Party of any representation, warranty, agreement or covenant contained in this Agreement or the exhibits and schedules hereto. Notwithstanding the foregoing provisions of this Section, no claim for indemnification shall be made by WeedMaps or the Company under this Section unless and until the aggregate amount of all Losses of WeedMaps or the Company in respect thereof shall exceed $25,000.

C.           Indemnification Procedure.

(a)           An indemnified party shall notify the indemnifying party of any claim of such indemnified party for indemnification under this Agreement within thirty days of the date on which such indemnified party or an executive officer or representative of such indemnified party first becomes aware of the existence of such claim. Such notice shall specify the nature of such claim in reasonable detail and the indemnifying party shall be given reasonable access to any documents or properties within the control of the indemnified party as may be useful in the investigation of the basis for such claim. The failure to so notify the indemnifying party within such thirty-day period shall not constitute a waiver of such claim but an indemnified party shall not be entitled to receive any indemnification with respect to any additional loss that occurred as a result of the failure of such person to give such notice.

In the event any indemnified party is entitled to indemnification hereunder based upon a claim asserted by a third party (including a claim arising from an assertion or potential assertion of a claim for Taxes), the indemnifying party shall be given prompt notice thereof, in reasonable detail. The failure to so notify the indemnifying party shall not constitute a waiver of such claim but an indemnified party shall not be entitled to receive any indemnification with respect to any Loss that occurred as a result of the failure of such person to give such notice. The indemnifying party shall have the right (without prejudice to the right of any indemnified party to participate at its expense through counsel of its own choosing) to defend or prosecute such claim at its expense and through counsel of its own choosing if it gives written notice of its intention to do so not later than twenty days following notice thereof by the indemnifying party or such shorter time period as required so that the interests of the indemnified party would not be materially prejudiced as a result of its failure to have received such notice; provided, however, that if the defendants in any action shall include both an indemnifying party and an indemnified party and the indemnified party shall have reasonably concluded that counsel selected by the indemnifying party has a conflict of interest because of the availability of different or additional defenses to the indemnified party, the indemnified party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the indemnifying party. If the indemnifying party does not so choose to defend or prosecute any such claim asserted by a third party for which any indemnified party would be entitled to indemnification hereunder, then the indemnified party shall be entitled to recover from the indemnifying party, on a monthly basis, all of its attorneys’ reasonable fees and other costs and expenses of litigation of any nature whatsoever incurred in the defense of such claim. Notwithstanding the assumption of the defense of any claim by an indemnifying party pursuant to this paragraph, the indemnified party shall have the right to approve the terms of any settlement of a claim (which approval shall not be unreasonably withheld).

(b)           The indemnifying party and the indemnified party shall cooperate in furnishing evidence and testimony and in any other manner which the other may reasonably request, and shall in all other respects have an obligation of good faith dealing, one to the other, so as not to unreasonably expose the other to an undue risk of loss. The indemnified party shall be entitled to reimbursement for out-of-pocket expenses reasonably incurred by it in connection with such cooperation. Except for fees and expenses for which indemnification is provided pursuant to Section 8.3 and as provided in the preceding sentence, each party shall bear its own fees and expenses incurred pursuant to this paragraph (b).

8.4           Confidentiality. The Parties to this Agreement shall not divulge or appropriate for its or their own use any Confidential Information or Trade Secrets of the other Parties during or after the Closing Date, for as long as the information remains confidential or a Trade Secret. Notwithstanding the foregoing, this Agreement may be disclosed to third parties if required by law (including the disclosure requirements of the securities laws) or if reasonably necessary to secure consents or approvals to consummate the contemplated transactions. “Trade Secrets” shall mean any information of Parties (including but not limited to technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list or actual or potential customers or suppliers) which derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. For purposes of this Agreement, “Confidential Information” means any valuable, non-public, competitively sensitive information (other than Trade Secrets) concerning the Parties financial position (including without limitation the financial statements and other information provided or obtained pursuant to Sections 7.2 and 7.3 of this Agreement), results of operations, annual and long-range business plans, product or service plans, marketing plans and methods, training, educational and administrative manuals, client lists and employee lists, and specifically includes the terms of this Agreement; provided, however, that Confidential Information shall not include information to the extent that it is or becomes publicly known or generally utilized (other than because of the unauthorized disclosure of such information by the Parties or their affiliates) by others engaged in the same business or activities in which the Parties utilized, developed or otherwise acquired such information. The Parties agree that, in addition to any other legal remedy available to them, in the event of a breach by a Party of any of the obligations contained in this Section (or Section 1.5), the non-breaching Party shall have the right to institute for and to obtain a restraining order and an injunction restraining and enjoining such violation without the necessity of posting a bond or providing such other security.

8.5           Expenses. Except as otherwise specifically provided for herein, whether or not the transactions contemplated hereby are consummated, each of the Parties hereto shall bear the cost of all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such Party’s covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the Parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants’ fees and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect.

8.6           Entire Agreement. This Agreement, together with its exhibits, sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

8.7           Survival of Representations. All statements of fact delivered by or on behalf of the Parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the respective Party hereunder. All representations, warranties, agreements, and covenants hereunder shall survive the Closing and remain effective regardless of any investigation or audit at any time made by or on behalf of the Parties or of any information a Party may have in respect thereto. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by any Party hereto, notwithstanding that such Party knew or should have known at the time of Closing that such right or remedy existed.

8.8           Incorporated by Reference. All documents delivered as part hereof or incident hereto are incorporated as a part of this Agreement by reference.

8.9           Remedies Cumulative. No remedy herein conferred upon any Party is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

8.10         Execution of Additional Documents. Each Party hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

8.11         Finders’ and Related Fees. Each of the Parties hereto is responsible for, and shall indemnify the other against, any claim by any third party to a fee, commission, bonus or other remuneration arising by reason of any services alleged to have been rendered to or at the instance of said Party to this Agreement with respect to this Agreement or to any of the transactions contemplated hereby.

8.12         Notices. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier or messenger or by facsimile transmission. Notices shall be deemed to have been received on the date of personal delivery or facsimile transmission. Notices shall be sent to the addresses set forth below:

If to the Selling Party:

Keith Hoerling
________________________
________________________
Facsimile: ________________

If to WeedMaps or the Company:

SearchCore, Inc.
1300 Dove Street, Suite 100
Newport Beach, CA 92660
Attn: Jim Pakulis
Facsimile (949)

with a copy to:

The Lebrecht Group, APLC
9900 Research Drive
Irvine, CA 92688
Attn: Brian A. Lebrecht, Esq.
Facsimile (949) 635-1244

8.13         Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

8.14         Venue. The parties submit to the jurisdiction of the Courts of the State of California or a Federal Court empanelled in the State of California, County of Orange, for the resolution of all legal disputes arising under the terms of this Agreement.

8.15         Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

8.16         Attorneys’ Fees. Except as otherwise provided herein, if a dispute should arise between the Parties, the prevailing Party shall be reimbursed by the nonprevailing Party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys’ fees exclusive of such amount of attorneys’ fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

8.17 WAIVER OF JURY TRIAL. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE TRANSACTIONS CONTEMENTPLED BY OR ARISING OUT OF THIS AGREEMENT.

8.18         Binding Effect and Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, legal representatives and assigns. Neither party may assign this Agreement without the prior written consent of the other, provided that this Agreement will be deemed assigned to, and will be binding upon, the survivor in any merger or business combination involving a party or the purchaser of all or substantially all of the assets of a party.

8.19         Third Party Beneficiaries. Nothing express or implied in this Agreement is intended to confer, nor shall anything herein confer, upon any person other than the parties hereto, and their respective successors or assigns, any rights, remedies, obligations, or liabilities whatsoever.

8.20         Taxes. Any income taxes required to be paid in connection with the payments due hereunder, shall be borne by the party required to make such payment. Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the party required to withhold such tax shall furnish to the party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written hereinabove.

“Selling Party”	“Company”

SearchCore, Inc.,
a Nevada corporation

/s/ Keith Hoerling	/s/ James Pakulis
Keith Hoerling, an individual	By: James Pakulis
Its: President and Chief Executive Officer

“WeedMaps”

WeedMaps Media, Inc.,
a Nevada corporation

/s/ James Pakulis
By: James Pakulis
Its: President

Exhibits:

A – New Promissory Note
B – Security Agreement
C – Cancellation Agreement
D – Irrevocable Stock Power